Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the quarterly report on Form 10-Q for the period ended September 30, 2017 (the “Report”) of Runway Growth Credit Fund Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, R. David Spreng, the Chief Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 9, 2017

/s/ R. David Spreng
R. David Spreng
President and Chief Executive Officer
(Principal Executive Officer)